Exhibit 5.2

Endurance Specialty Holdings Ltd.

2nd Floor Wellesley House

90 Pitts Bay Road

Pembroke HM 08

Bermuda

December 12, 2014

Dear Sirs,

Endurance Specialty Holdings Ltd – Registration Statement on Form S-3

We have acted as special legal counsel in Bermuda to Endurance Specialty Holdings Ltd., a Bermuda exempted company, (the “Company”), in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 15, 2014 (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933 (the “Securities Act”) of debt securities (the “Debt Securities”), preference shares of par value $1.00 per share (the “Preference Shares”), ordinary shares of par value $1.00 per share (the ‘Ordinary Shares”), depositary shares (the ‘Depositary Shares”), warrants (the “Warrants”), contracts to purchase shares of the Company’s ordinary shares, Preference Shares or Depositary Shares (the “Stock Purchase Contracts”), stock purchase units (the “Stock Purchase Units”), trust preferred securities of Endurance Holdings Capital Trust I (the “Capital Trust I Preferred Securities”), trust preferred securities of Endurance Holdings Capital Trust II (the “Capital Trust II Preferred Securities”) and guarantees of the Capital Trust I Preferred Securities and Capital Trust II Preferred Securities (collectively, the “Guarantees”). The Debt Securities, the Preference Shares, the Ordinary Shares, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Capital Trust I Preferred Securities, the Capital Trust II Preferred Securities and the Guarantees are collectively referred to in this opinion as the “Securities”.

Unless otherwise defined, all defined terms used in this opinion shall have the same meaning as respectively given to such terms in the Registration Statement.

1.	For the purpose of giving this opinion, we have reviewed the following documents:

1.1	a copy of the Registration Statement;

1.2	a copy of the memorandum of association and the amended and restated bye-laws of the Company (together the “Constitutional Documents”);

1.3	a certified copy of the resolutions (“Resolutions”) of a meeting of the board of directors of the Company held on November 20, 2014 relating to the transaction contemplated in the Registration Statement;

1.4	a certificate of compliance from the Registrar of Companies in Bermuda dated December 8, 2014; and

1.5	such other documents in relation thereto as we have deemed necessary in order to render the opinions given below.

2.	We have assumed for the purposes of this opinion:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	the accuracy and completeness of all factual representations made in the Registration Statement;

2.3	that the resolutions set forth in the Resolutions are in full force and effect, have not been rescinded or amended and that there is no matter affecting the authority of the directors to effect entry by the Company into the offering, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

2.4	that at the time of the issue of any shares of the Company, the Company shall have sufficient number of shares as part of its authorised share capital available for issue;

2.5	that the Company will at the relevant time of issuance of the Securities hold the necessary permissions (general or specific) of the Bermuda Monetary Authority for such issuance or transfer;

2.6	that the Senior Indenture will effect and constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with the terms under the laws of the jurisdiction by which it is expressed to be governed; and

2.7	that there is no provision of the laws or regulations of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion.

3.	On the basis of and subject to the foregoing, and further subject to the reservations set out below, we are of the opinion that:

3.1	The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.2	When duly issued and paid for as provided in the Registration Statement, the Preference Shares, the Ordinary Shares and Depositary Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue therewith).

3.3	The Securities have been duly authorised for issuance by the Company.

3.4	The issuance of the Securities will not violate, conflict with or constitute a default under (i) any requirement of law or regulation of Bermuda or (ii) the Constitutional Documents.

4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

5.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ ASW LAW LIMITED